UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_________________________

Date of Report (Date of earliest event reported): March 3, 2006

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other	(Commission	(I. R. S. Employer
jurisdiction of	File Number)	identification No.)
incorporation)

127 W. 30th Street, 5th Floor		10001
New York, NY		(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Donald R. Uzzi’s Employment Agreement.

On March 3, 2006, Merisel, Inc. (the “Company”) amended (the “Amendment”) certain terms of Mr. Uzzi’s employment agreement with the Company (the “Employment Agreement”), as approved by the Company’s Board of Directors (the “Board”).

Under the Employment Agreement, Mr. Uzzi, the Company’s Chairman, President and Chief Executive Officer, was granted options to purchase shares of the Company’s common stock as well as restricted shares of the Company’s common stock. The Amendment provides that if Mr. Uzzi is terminated for Cause (as defined in the Employment Agreement) prior to November 24, 2007, Mr. Uzzi forfeits all unvested and vested stock options and all unvested and vested restricted shares. The Amendment also provides that in the event of termination due to death or Disability (as defined in the Employment Agreement), a pro-rata portion of Mr. Uzzi’s unvested stock options and restricted shares become immediately vested. Additionally, the Amendment modified the Company’s severance obligations to Mr. Uzzi in the event of termination without Cause (as defined in the Employment Agreement) or termination or resignation for Good Reason (as defined in the Employment Agreement) following a Change in Control (as defined in the Employment Agreement) to provide for a lump sum payment equal to his base salary for 24 months. The Amendment provides that any bonus payments owed to Mr. Uzzi under the Employment Agreement will be made as a lump sum payment, and any such payments due have to be made within 30 days of the date of termination of employment, subject the Company’s obligations to defer payment following Mr. Uzzi’s “separation from service” as a “specified employee” to comply with Section 409A of the Internal Revenue Code of 1986. The Amendment added a new section to clarify that any actions taken by the Company under the Employment Agreement must comply with Section 409A of the Internal Revenue Code of 1986.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indemnity Agreements with Directors and Officers.

On March 3, 2006, the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of its directors, Mr. Uzzi (the Company’s Chairman, President and Chief Executive Officer), and Ms. Vanderford (the Company’s Chief Financial Officer).

Under the terms of the Indemnity Agreements, the Company will indemnify each director, officer or key employee party to the Indemnity Agreement (each, an “Indemnitee”) to the fullest extent permitted by the Company’s bylaws and the Delaware General Corporation Law (the “DGCL”) against expenses and damages in connection with claims against the Indemnitee relating to the Indemnitee’s service to the Company. The Indemnity Agreements provide that the Company will pay the expenses of the Indemnitee incurred in any such proceedings prior to final disposition of the claim, without regard to Indemnitee’s ability to repay the expenses or the Indemnitee’s ultimate entitlement to indemnification under the other provisions of the Indemnity Agreements. However, by executing and delivering the Indemnity Agreement, the Indemnitee undertakes to repay the advance to the extent it is ultimately determined that the Indemnitee was not entitled to indemnification. The Indemnity Agreements specify certain procedures and assumptions applicable in connection with requests for indemnification and advancement of expenses and also requires the Company to maintain fiduciary liability insurance for directors, officers, employees and other agents of the Company. The rights provided to the Indemnitees under the Indemnity Agreements are in addition to any other rights the Indemnitees may have under the Company's certificate of incorporation, bylaws, any agreement, applicable law, vote of stockholders or resolution of directors, or otherwise.

The foregoing does not constitute a complete summary of the terms of the Indemnity Agreements, and reference is made to the complete text of the form of the Indemnity Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference. The Indemnity Agreements executed by each of the Company’s directors, Mr. Uzzi and Ms. Vanderford differ only in party name and specify whether the Indemnitee is a director or officer of the Company.

Item 901. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number     Description

10.1	Amendment to Employment Agreement between the Company and Mr. Donald R. Uzzi, dated as of March 3, 2006

10.2	Form of Indemnity Agreement for Company’s directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERISEL, INC.

Date: March 9, 2006	By:	/s/ Allyson Vanderford
Allyson Vanderford
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Exhibit Description

10.1	Amendment to Employment Agreement between the Company and Mr. Donald R. Uzzi, dated as of March 3, 2006

10.2	Form of Indemnity Agreement for Company’s directors and officers.